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                                                                 EXHIBIT 10.3
                              NON-COMPETITION AGREEMENT

    THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of the __th day of September, 1996, by and among 3D SYSTEMS, INC., a California corporation ("3D") and Wayne O. Duescher ("Covenantor").

                                       RECITALS

    3D is purchasing from Keltool all of the assets (the "Assets") of Keltool, together with the goodwill of Keltool (collectively, the "Business"), located at 561 Shoreview Park Road, St. Paul, Minnesota 55126, pursuant to that certain Asset Purchase Agreement dated August 30, 1996 (the "Purchase Agreement"). Covenantor has, in consideration of 3D entering into the Purchase Agreement, which Purchase Agreement would not have been entered into by 3D if Covenantor was unwilling to execute this Agreement, agreed to execute this Agreement and perform his obligations hereunder.

                                      AGREEMENT

    NOW, THEREFORE, in reliance on the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    1. NON-COMPETITION. During the term hereof Covenantor agrees that, throughout the State of Minnesota, any other state or territory of the United States, or anywhere else in the World, he shall not, without the prior written consent of 3D (which consent may be withheld by 3D in the exercise of its sole and absolute discretion), directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, stockholder (except as a holder of less than 2% of the issued and outstanding voting stock of a publicly held corporation), member, manager joint venturer or otherwise permit his name to be used by or in connection with, or lease, sell, or permit to use any real property or interest therein owned by him to, any business which is in any manner competitive with the Business, as conducted during the one year period prior to the date hereof; provided however, that Covenantor may continue to conduct the business of Keltech Engineering as currently conducted (the "Keltech Business"). It is agreed that the Keltech Business as currently conducted does not involve the manufacture of, sale of, or provision of services to enable or facilitate the manufacture or creation of, any hard tools or molds for hard tools. In connection with and in addition to the foregoing, Covenantor agrees during the term hereof not to: (i) hire or offer employment to any employee of 3D or any of its affiliates unless 3D first terminates the employment of such employee (except with respect to Matt Mullenburg, who Conventor may hire or offer employment to upon the earlier of (x) the relocation of the Assets

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and Business of Keltool to California, or (y) after six months after the
Closing of the sale pursuant to the Purchase Agreement); or (ii) solicit, divert, or take away from 3D and its affiliates the business of any individual, corporation, trust, estate, partnership, joint venture, association, limited liability company, governmental bureau or other entity of whatsoever kind or nature ("Person") who or which at the time of the Closing or at any time within the three years prior to such time or at any time thereafter, was a customer of the Business.

    2. CONFIDENTIAL INFORMATION. Covenantor agrees that he will not, during the term of this Agreement or at any time thereafter, use or disclose to any Person other than 3D or its affiliates or their respective employees acting on behalf of 3D or its affiliates, any customer list, potential customer list, records, techniques, business secrets, trade secrets or any other information with respect to the Business not available generally in the rapid prototype tooling or moldmaking industries and not known to competitors of 3D or its affiliates or other third parties unaffiliated with 3D or its affiliates ("Confidential Information") except as may be required by order of court or other governmental agency, provided that Covenantor shall have first provided 3D with notice of such order and an opportunity to object.

    3. CONSIDERATION. As consideration for the covenants and agreements of Covenantor contained herein, 3D has agreed to execute the Purchase Agreement and the exhibits thereto, and to perform its obligations thereunder. The parties hereto agree that $250,000 of the Purchase Price (as that term is defined in the Purchase Agreement) has been allocated to the covenants and agreements of Covenantor contained herein. Covenantor hereby acknowledges that 3D has been materially induced to enter into the Purchase Agreement and to make the payments provided for thereunder by and in reliance on Covenantor's execution of this Agreement, such execution of this Agreement being a condition precedent to 3D's obligation to consummate the Purchase Agreement, and agreement to comply with the covenants and agreements contained therein.

    4. TERM AND TERMINATION. The term of this Agreement shall commence on the date hereof and shall terminate on that date which is five (5) years following the date of this Agreement.

    5. INJUNCTIVE RELIEF AND OTHER REMEDIES UPON BREACH BY COVENANTOR. Covenantor acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the legitimate interests of 3D, and
(ii) in the event of any breach by Covenantor of any of Covenantor's covenants and agreements contained herein, 3D would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach, 3D would not have an adequate remedy at law in such event and, therefore, in addition to any other remedy it may have at law or in equity in the event of any such breach, 3D shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

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    6.   MISCELLANEOUS.

         6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party other than 3D may assign any of its rights, or delegate any of its duties or obligation, under this Agreement without the prior written consent of the other parties, and any such purported assignment or delegation shall be void AB INITIO. Notwithstanding the foregoing, 3D, its affiliates, and its successors and assigns, may assign its rights and delegate its duties to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of 3D or the Business of 3D.

         6.2 NOTICES. All notices, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission (confirmation received), or otherwise actually delivered to the following addresses:

              (a)  if to 3D:

                   3D Systems, Inc.
                   26081 Avenue Hall
                   Valencia, California 91355
                   Attn: A. Sidney Alpert
                   Fax:  (805) 257-1200

              (b)  if to Covenantor:

                   Wayne O. Duescher
                   559 Shoreview Road
                   Shoreview, MN  55126

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two business days from the date of deposit in the United States mails, unless sooner received and any notice sent by overnight service as provided above shall be deemed to have been duly given the next business day from date of deposit with the service. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

         6.3 AMENDMENT; WAIVER. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one

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provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

         6.4 GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.6 REMEDIES CUMULATIVE. Each of the various rights, powers and remedies shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which each party may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

         6.7 HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

         6.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         6.9 EXPENSES. Each party shall pay its own costs, expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors.

         6.10 ENTIRE AGREEMENT. This Agreement, including the other agreements and schedules to be entered into in connection with the transactions contemplated by the Purchase Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

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    IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition
Agreement as an instrument under seal as of the day and year first set forth above.

                                       ----------------------------
                                       WAYNE O. DUESCHER



                                       3D SYSTEMS, INC.
                                       a Delaware corporation


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                                       By:
                                       Its: